Exhibit 32.1

WRITTEN STATEMENT

OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The undersigned hereby certify that the Form 10-Q for the quarter ended June 30, 2005 filed by TNS, Inc. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: August 15, 2005

/s/ John J. McDonnell, Jr.
John J. McDonnell, Jr.
Chairman and Chief Executive Officer

Dated: August 15, 2005

/s/ Henry H. Graham, Jr.
Henry H. Graham, Jr.
Executive Vice President, Chief Financial Officer and Treasurer